UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2016

TRINET GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36373	95-3359658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA		94577
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2016, TriNet Group, Inc. (the “Company”), as guarantor, and its wholly-owned subsidiary, TriNet HR Corporation, as borrower (the “Borrower”), entered into an amendment (the "Amendment") to its Amended and Restated First Lien Credit Agreement, dated as of August 20, 2013 and amended and restated as of July 9, 2014, among the Company, the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment provides for a refinancing of the tranche B term loan in a leverage-neutral transaction: $135 million principal amount of tranche B term loans outstanding at June 30, 2016 and maturing July 2017 will be replaced with the same amount of tranche A-2 term loans maturing July 2019. The $342 million of tranche A term loans outstanding at June 30, 2016, and the revolving credit facility were not modified.

The tranche A-2 term loans bear interest, at the Company’s option, at a rate equal to either the LIBOR rate, plus an applicable margin initially equal to 2.625% per annum, or the prime lending rate, plus an applicable margin equal to 1.625% per annum, with the applicable margin subject to change in the future based on the Company's leverage ratio. The interest rate applied to the tranche A term loan and the revolving credit facility are unaffected by the transaction.

The Borrower’s obligations under the Amendment and any hedging or treasury management obligations are guaranteed by the Company and each of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than certain immaterial subsidiaries, non-wholly owned domestic subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law).

The Amendment did not affect the existing customary representations and warranties and customary affirmative and negative covenants.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

A copy of the press release announcing the Company’s entry into the Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On August 1, 2016, the Company issued a press release announcing the Company’s financial and operating results for the second quarter of fiscal year 2016. A copy of the press release, entitled “TriNet Announces Second Quarter Fiscal 2016 Results and Senior Secured Credit Facility Refinancing,” is furnished as Exhibit 99.1 hereto and incorporated by reference.

The information in this Item 2.02 of this current report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
Amended and Restated First Lien Credit Agreement, dated as of August 20, 2013, as amended and restated as of July 29, 2016, among TriNet HR Corporation, as borrower, TriNet Group, Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release entitled “TriNet Announces Second Quarter Fiscal 2016 Results and Senior Secured Credit Facility Refinancing” issued by TriNet Group, Inc. on August 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	August 1, 2016	By:	/s/ Brady Mickelsen
Brady Mickelsen
Senior Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Amended and Restated First Lien Credit Agreement, dated as of August 20, 2013, as amended and restated as of July 29, 2016, among TriNet HR Corporation, as borrower, TriNet Group, Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release entitled “TriNet Announces Second Quarter Fiscal 2016 Results and Senior Secured Credit Facility Refinancing” issued by TriNet Group, Inc. on August 1, 2016.